Exhibit 10.2

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of March 31, 2017 by and among GROTE MOLEN, INC., a Nevada corporation (“Seller”), and John Hofman and Bruce Crane, individuals (collectively, “Purchaser”).

WHEREAS, Seller is engaged in the businesses of network security technology (the “Network Security Business”) and the distribution of its proprietary “WonderMill” grain mills and “WonderMix” kitchen mixers (the “Home Appliance Business”); and

WHEREAS, Purchaser desires to acquire substantially all the assets of Seller used in connection with the Home Appliance Business, and to assume substantially all the liabilities of Seller incurred in connection with the Home Appliance Business, and Seller desires to transfer and convey the same to Purchaser, all on and subject to the terms and conditions set forth in this Agreement (the “Acquisition”);

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 Acquired Assets.  Subject to the terms and conditions set forth in this Agreement, Seller hereby sells, conveys, assigns, transfers and delivers to Purchaser and Purchaser hereby accepts, purchases, acquires and takes assignment and delivery of, all right, title and interest in, to and under the assets owned by Seller and used or held for use in the Home Appliance Business (whether real or personal, tangible or intangible), all of which are located in Pocatello, Idaho (collectively, the “Acquired Assets”).  The Acquired Assets are described in the asset summary and detailed lists attached hereto as Exhibit A and incorporated herein by reference.

1.2  Assumed Liabilities.  As partial consideration for the Acquired Assets, Purchaser hereby assumes all liabilities of Seller incurred in connection with the Home Appliance Business or the operation thereof, which liabilities and obligations are described in the list of assumed liabilities attached hereto as Exhibit B and incorporated herein by reference (the “Assumed Liabilities”).

ARTICLE II
PURCHASE PRICE

2.1 Purchase Price.  The consideration for the acquisition of the Acquired Assets shall consist of the Purchaser’s assumption of the Assumed Liabilities and its agreement to indemnify Seller for claims arising in connection with the Home Appliance Business as set forth in Section 7.2 hereof.

2.2 Allocation of Purchase Price.  Within thirty (30) days from the Closing Date, the parties shall allocate the Purchase Price among the Acquired Assets and such allocation shall be attached to this Agreement as Schedule 2.2.  Such allocation is intended to comply with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended.  Seller and Purchaser shall file Form 8594 with their respective Tax Returns consistent with such allocation.  The parties shall treat and report the transaction contemplated by this Agreement in all respects consistently for purposes of any Federal, state or local tax, including the calculation of gain, loss and basis with reference to the Purchase Price allocation made pursuant to this Section 2.2.  The parties shall not take any action or position inconsistent with the obligations set forth in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser that the statements contained in this Article III are true and correct on the date hereof and on the Closing Date.  The Disclosure Schedules will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Article III.

3.1 Due Organization.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Idaho and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Seller is duly authorized to do business and is in good standing in each other jurisdiction in which either the nature of the activities conducted by it or ownership of its assets requires it to be so qualified.

3.2 Due Authorization.  Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action by the board of directors of Seller and no other proceedings or actions are required to carry out the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 Title to and “As Is” Condition of Assets.  Seller has good and valid title to the Acquired Assets and Seller shall convey the Acquired Assets to Purchaser and vest in Purchaser good and valid title to the Acquired Assets, free and clear of any lien or Encumbrance other than those existing as of the date hereof.  The Acquired Assets are being sold to Purchaser in an “as is where is” condition without any representation or warranty of any kind or nature.

3.4 Assignment of Agreements.  Seller shall assign to Purchaser, and Purchaser shall assume, all contracts and agreements pertaining to the Home Appliance Business.

3.5 Brokers.  Seller has not incurred any Liability for brokerage or finders’ fees or agents’ commission or other similar payment in connection with the Acquisition.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

4.1 Due Authorization.  Each of the persons comprising Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.  This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against each of the persons comprising Purchaser in accordance with its terms.  This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2 Brokers.  Purchaser has not incurred any Liability for brokerage or finders’ fees or agents’ commission or other similar payment in connection with the Acquisition.

ARTICLE V
COVENANTS

5.1 Termination of Employees.  Seller and Purchaser agree that the employment of the persons comprising Purchaser, who constitute all employees of Seller in the Home Appliance Business, shall be terminated effective as of the date hereof.

5.2 Further Assurances.  Each party shall, at the request of the other party from time to time and at any time, whether on or after the date hereof, and without further consideration, execute and deliver such deeds, assignments, transfers, assumptions, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably necessary to procure for the party so requesting, and its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any and all of the Acquired Assets, or for the assumption of the Assumed Liabilities, or to otherwise satisfy and perform the obligations of the parties hereunder.

ARTICLE VI
DOCUMENTS AND INSTRUMENTS BEING DELIVERED

6.1 Documents to be Delivered by Seller.  Concurrently with the execution of this Agreement, Seller shall deliver the documents and instruments and take the actions described below, unless explicitly waived by Purchaser in writing:

(a) A Bill of Sale, in form attached hereto as Exhibit C, duly executed by Seller (the “Bill of Sale”), and such other instruments as may be reasonably requested by Purchaser to transfer full legal and beneficial ownership of the Acquired Assets to Purchaser, free and clear of debts, liens and encumbrances.

(b) A counterpart of the Assignment and Assumption Agreement, in the form attached hereto as Exhibit D, duly executed by Seller, whereby Seller will assign, and Purchaser will assume, the Assumed Liabilities (the “Assignment of Assumed Liabilities”).

(c) If and to the extent required, an affidavit in compliance with Section 1445 of the Internal Revenue Code and applicable regulations (the “Code”) stating, under penalty of perjury, that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code) and providing Seller's United States employer identification number, office address and place of incorporation.

(d) Seller shall deliver possession of the Acquired Assets to Purchaser in Pocatello, Idaho.

(e) Seller shall deliver all such other documents, instruments and certificates in connection with the transactions contemplated by this Agreement as Purchaser may reasonably request in form and substance reasonably satisfactory to Purchaser and its counsel.

6.2 Documents to be Delivered by Purchaser.  Concurrently with the execution of this Agreement, Purchaser shall deliver the documents and instruments and take the actions described below, unless explicitly waived by Seller in writing:

(a) A counterpart of the Assignment of Assumed Liabilities, duly executed by Purchaser.

ARTICLE VII
SURVIVAL AND INDEMNIFICATION

7.1 Survival.  The warranties, representations and agreements given by Purchaser and Seller pursuant to this Agreement shall survive the Closing of this transaction and any investigation or inquiry made by or on behalf of any party for a period of one year.

7.2 Indemnification by Purchaser.  As additional consideration for the purchase of the Acquired Assets, Purchaser agrees to indemnify and defend Seller against, and agrees to hold it harmless from, any Losses actually incurred or suffered by Seller relating to or arising out of any of the Home Appliance Business, the Acquired Assets or the Assumed Liabilities.

ARTICLE VIII
MISCELLANEOUS

8.1 No Representation Regarding Tax Treatment.  No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income tax purposes.

8.2 Governing Law.  This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

8.3 Notices.  All notices, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established overnight delivery service providing confirmation of delivery (effective one business day after being delivered to such overnight delivery service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U. S. Mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to Seller:
Bob Graham
President
Grote Molen, Inc.
400 Panamint Road
Reno, NV 89521
If to Purchaser:

John Hofman and Bruce Crane
322 West Griffith Road
Pocatello, ID 83201

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder.

8.4 Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.5 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile, pdf or other electronic transmissions of any signed original document, or transmission of any signed facsimile, pdf or other electronic document, shall constitute delivery of an executed original.  At the request of any of the parties, the parties shall confirm facsimile, pdf or other electronic transmission signatures by signing and delivering an original document.

8.6 Amendment or Waiver.  This Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.7 Public Statements.  Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Parties shall consult with one another, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the Merger and in making any filings with any federal or state governmental or regulatory agency or with any securities exchange with respect thereto.

8.8 Expenses.  Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

8.9 No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

8.10 Severability.  Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, or determined to be void or unenforceable for any reason, then such provision or term shall be ineffective only to the extent of such prohibition, invalidity or unenforceability, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement, and the prohibited, invalid or unenforceable provision shall be modified to the minimum extent necessary to make it permissible, valid and enforceable, unless the result of any such invalidity or unenforceability shall be to cause a material failure of consideration to the party seeking to sustain the validity or enforceability of the subject provision.

IN WITNESS WHEREOF, the parties have executed and caused this Agreement to be executed and delivered on the date first above written.

SELLER:
Grote Molen, Inc.
A Nevada corporation

By:/s/ Bob Graham
Bob Graham
President

PURCHASER:

/s/ John Hofman_______________________
John B. Hofman

/s/ Bruce Crane________________________
Bruce Crane

LIST OF EXHIBITS

Exhibit A List of Acquired Assets

Exhibit B List of Assumed Liabilities and Obligations

Exhibit C Bill of Sale

Exhibit D Assignment and Assumption of Assumed Liabilities

Exhibit E Assignment of Membership Interests of Brownwick, LLC

Exhibit A – List of Acquired Assets

1.	All issued and outstanding membership interests of Brownwick, LLC (“Brownwick”), an Idaho limited liability company and a wholly owned subsidiary of Seller.
2.
The assets summarized in the table below.  The table reflects the value of the acquired assets as of March 31, 2017.  The table sets forth values for the assets of Seller and Brownwick on a consolidated basis.

3.	Detailed schedules of the assets being acquired are attached hereto as Schedule I.

March 31 2017
ASSETS
Current assets:
Accounts receivable	$32,201
Accounts receivable – related parties	7,843
Inventories	1,157,555
Deposits	90,000
Prepaid expenses	559
Total current assets	1,288,158
Property and equipment, net	117,254
Intangible assets, net	62,820

Total assets	$1,468,232

Exhibit B – Schedule of Assumed Liabilities

1.
The liabilities summarized in the table below.  The table reflects the value of the assumed liabilities as of March 31, 2017.  The table sets forth values for the liabilities of Seller and Brownwick, LLC on a consolidated basis.

2.	Detailed schedules of the liabilities being acquired are attached hereto as Schedule I.

March 31, 2017

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$625,689
Accounts payable – related parties	29,200
Accrued interest payable – related parties	24,400
Accrued interest payable	13,111
Notes payable – related parties	91,679
Notes payable	64,000
Total current liabilities	848,079

Long-term debt:
Note payable	135,227
Total long-term debt	135,227

Total liabilities	983,306

Exhibit C

BILL OF SALE

1. Sale and Transfer of Acquired Assets.  For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 1.1 of that certain Asset Purchase Agreement, dated as of March 31, 2017 (the “Purchase Agreement”), by and among Grote Molen, Inc., a Nevada corporation(“Seller”), and John B. Hofman and Bruce Crane, individuals (collectively “Purchaser”), Seller hereby sells, conveys, assigns, transfers and delivers to Purchaser, effective as of the Effective Date, all of Seller’s right, title and interest in, to and under all of the Acquired Assets, including but not limited to the assets described on Schedule I attached hereto and incorporated herein by reference.

2. Further Actions.  Seller covenants and agrees to warrant and defend the sale, conveyance, assignment, transfer and delivery of the Acquired Assets hereby made, against all Persons whomsoever, to take all steps reasonably necessary to establish the record of Purchaser’s title to the Acquired Assets and, at the request of Purchaser, to execute and deliver further instruments of transfer and assignment and take such other action as Purchaser may reasonably request to more effectively transfer and assign to and vest in Purchaser each of the Acquired Assets, all at the sole cost and expense of Seller.

3. Power of Attorney.  Without limiting Section 2, Seller constitutes and appoints Purchaser the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Purchaser and its successors and assigns, from time to time:

(a) to demand, receive and collect any and all of the Acquired Assets and to give receipts and releases for and with respect to the same, or any part thereof;

(b) upon five (5) days’ advance written notice to Seller, to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Purchaser or its successors and assigns may deem proper in order to collect or reduce to possession any of the Acquired Assets and in order to collect or enforce any claim or right of any kind assigned or transferred, or intended so to be; and

(c) to do all things legally permissible, required or reasonably deemed by Purchaser to be required to recover and collect the Acquired Assets and, upon five (5) days’ advance written notice to Seller, to use Seller’s name in such manner as Purchaser may reasonably deem necessary for the collection and recovery of same.

Seller hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of March 31, 2017.

Grote Molen, Inc.
A Nevada corporation

By: /s/ Bob Graham
Name:  Bob Graham
Title:  President

Schedule I

Attach hereto a list of the Acquired Assets.

Exhibit D

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment and Assumption Agreement”) is dated as of March 31, 2017, by and between Grote Molen, Inc., a Nevada corporation (“Assignor”), and John Hofman and Bruce Crane, individuals (collectively, “Assignee”).

Background

A. Assignor and Assignee are parties to that certain Asset Purchase Agreement, dated as of March 31, 2017 (the “Purchase Agreement”), pursuant to which Assignee has purchased the Acquired Assets from Assignor.

B. Pursuant to the Purchase Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume, certain obligations of Assignor, including the liabilities and obligations described in Schedule I hereto (the “Assumed Liabilities”).

Agreement

In consideration of the covenants contained in this Assignment and Assumption Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, intending to be legally bound, agree as follows:

1. Assignment and Assumption.  Assignor hereby assigns, transfers and conveys to Assignee, and Assignee hereby accepts and assumes, the Assumed Liabilities and agrees to make all payments and perform all obligations required to be made or performed in connection therewith.

2. Further Actions.  Each of the parties covenants and agrees, at its own expense, to execute and deliver, at the request of the other party, such further instruments of transfer, assignment and release and to take such other action as such other party may reasonably request to more effectively consummate the assignments, assumptions and releases contemplated by this Assignment and Assumption Agreement.

3. Governing Law. This Assignment and Assumption Agreement shall be governed by and construed and enforced in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Nevada.

4. Execution in Counterparts.  This Assignment and Assumption Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:

Grote Molen, Inc.
A Nevada corporation

By: /s/ Bob Graham
Name:  Bob Graham
Title:  President

ASSIGNEE:

/s/ John Hofman____________________________
John B. Hofman

/s/ Bruce Crane_____________________________
Bruce Crane

Schedule I

Attach hereto a list of the Assumed Liabilities.

Exhibit E

ASSIGNMENT OF MEMBERSHIP INTERESTS

Know All Men By These Presents:

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned does hereby sell, assign, transfer and convey to John Hofman and Bruce Crane, all of the undersigned’s right, title and interest in and to all of its membership interests in the limited liability company known as Brownwick, LLC, an Idaho limited liability company (the “Company”).  The membership interests being conveyed constitute 100% of the membership interests of the Company and the undersigned is conveying a 50% membership interest to each of John B. Hofman and Bruce Crane.

Effective as of the date of this Assignment, the transferees shall have the right to receive from the Company the assigned share of profits or other compensation to which the transferor otherwise would be entitled, the right to the return from the Company of the assigned contribution of the transferor to the capital of the Company and the right to exercise all rights and privileges pertaining to such membership interests.

IN WITNESS WHEREOF, the transferor has executed this Assignment effective as of March 31, 2017.

Grote Molen, Inc.

By /s/ Bob Graham
Bob Graham
President